EXHIBIT 99.1


                      Clear Channel Releases 2001 Guidance

     San Antonio, Texas January 30, 2001...Clear Channel Communications, Inc. (NYSE: CCU) today has provided the following guidance for select income statement items for the twelve-month period ending December 31, 2001. With the adoption by the Securities and Exchange Commission of Regulation FD (Full Disclosure), the Company believes that it is important to provide this guidance to investors.

These estimates are based on current Generally  Accepted  Accounting  Principles
(GAAP) for the treatment of goodwill and other intangibles and do not consider any impact of the current Financial Accounting Standards Board (FASB) project on Business Combinations that may change the accounting treatment of goodwill and other intangibles.

     Any questions regarding this guidance will be addressed during the Company's full-year and 4th quarter 2000 earnings conference call on Tuesday, February 13, 2001 at 4:00 p.m. CST.


     (in Millions US$)
                                                -----------------------------------------------------------
                                                                            2001
                                                -----------------------------------------------------------
                                                      1Q         2Q          3Q          4Q         FY
                                                 -----------------------------------------------------------
     Net revenue                                     1,540      2,241       2,326       1,975      8,082
     Operating expenses                              1,078      1,430       1,476       1,175      5,159
     Cash flow from operations (1)                     462        811         850         800      2,923
     Corporate overhead                                 52         51          50          50        203
     EBITDA (2)                                        410        760         800         750      2,720
     Interest                                          156        157         148         141        602
     Depreciation and amortization                     564        564         564         564      2,256
     Tax expense (benefit)                             (53)        81         100          84        212
                                                -----------------------------------------------------------

                                                -----------------------------------------------------------
     Net income (loss)                                (273)       (52)        (22)        (46)      (393)
                                                -----------------------------------------------------------

                                                -----------------------------------------------------------
     After-tax cash flow (3)                           320        543         576         549      1,988
                                                -----------------------------------------------------------

                                                -----------------------------------------------------------
     Average shares outstanding (basic)                586        586         586         586        586
                                                -----------------------------------------------------------
     Average shares outstanding (diluted)              627        629         631         631        630
                                                -----------------------------------------------------------

     Per Share Amounts Diluted:
                                                -----------------------------------------------------------
     Net income (loss)                           $   (0.47)  $   (0.09) $   (0.04)  $   (0.08)  $   (0.67)
     After-tax cash flow                         $    0.51   $    0.86  $    0.91   $    0.87   $    3.16
                                                -----------------------------------------------------------


     --------------------------------------------------------
     (1)  Operating  income  excluding  depreciation,   amortization,  corporate
          overhead, non-recurring items and other non-cash charges
     (2)  Cash flow from operations less corporate overhead
     (3) Diluted net income before unusual and non-recurring items plus non-cash items (including non-consolidated affiliates)